Exhibit 8.1
Subsidiaries and Equity Investments of the Company
     The following table lists our consolidated subsidiaries and our percentage ownership as of December 31, 2009:

		Percentage
		ownership (direct
Legal Seat	Name	or indirect)
Australia – Sydney	STMicroelectronics PTY Ltd	100
Belgium – Zaventem	ST-Ericsson Belgium N.V.	50
Belgium – Zaventem	Proton World International N.V.	100
Brazil – Sao Paolo	STMicroelectronics Ltda	100
Brazil – Sao Paulo	Incard do Brazil Ltda	50
Canada – Ottawa	STMicroelectronics (Canada), Inc.	100
Canada – Thorn hill	Genesis Microchip (Canada) Co.	100
China – Beijing	STMicroelectronics (Beijing) R&D Co. Ltd	100
China – Beijing	Beijing T3G Technology Co. Ltd	50
China – Shanghai	STMicroelectronics (Shanghai) Co. Ltd	100
China – Shanghai	STMicroelectronics (Shanghai) R&D Co. Ltd	100
China – Shanghai	STMicroelectronics (China) Investment Co. Ltd	100
China – Shanghai	Shanghai NF Trading Ltd	50
China – Shanghai	Shanghai NF Semiconductors Technology Ltd	50
China – Shenzhen	Shenzhen STS Microelectronics Co. Ltd	60
China – Shenzhen	STMicroelectronics (Shenzhen) Co. Ltd	100
China – Shenzhen	STMicroelectronics (Shenzhen) Manufacturing Co. Ltd	100
China – Shenzhen	STMicroelectronics (Shenzhen) R&D Co. Ltd	100
Czech Republic – Prague	STMicroelectronics Design and Application s.r.o.	100
Czech Republic – Prague	STN Wireless Sro	50
Finland – Helsinki	ST-Ericsson R&D OY	50
Finland – Lohja	ST-Ericsson OY	50
France – Crolles	STMicroelectronics (Crolles 2) SAS	100
France – Grenoble	STMicroelectronics (Grenoble 2) SAS	100
France – Grenoble	ST-Ericsson (Grenoble) SAS	50
France – Montrouge	STMicroelectronics S.A.	100
France – Paris	ST-Ericsson (France) SAS	50
France – Rousset	STMicroelectronics (Rousset) SAS	100
France – Tours	STMicroelectronics (Tours) SAS	100
Germany – Grasbrunn	STMicroelectronics GmbH	100
Germany – Grasbrunn	STMicroelectronics Design and Application GmbH	100
Germany – Grasbrunn	ST-NXP Wireless GmbH i.L.	50
Holland – Amsterdam	STMicroelectronics Finance B.V.	100
Holland – AmsterdamLuchtaven	ST-Ericsson Wireless N.V.	50
Holland – Eindhoven	ST-Ericsson B.V.	50
Holland – Eindhoven	ST-Ericsson Holding B.V.	50
Hong Kong – Hong Kong	STMicroelectronics LTD	100
India – Bangalore	NF Wireless India Pvt Ltd	50
India – New Delhi	STMicroelectronics Marketing Pvt Ltd	100
India – Noida	STMicroelectronics Pvt Ltd	100
India – Noida	ST-Ericsson India Pvt Ltd	50

		Percentage
		ownership (direct
Legal Seat	Name	or indirect)
Ireland – Dublin	NXP Falcon Ireland Ltd	50
Israel – Netanya	STMicroelectronics Ltd	100
Italy – Agrate Brianza	ST Incard S.r.l.	100
Italy – Agrate Brianza	ST-Ericsson Srl	50
Italy – Agrate Brianza	STMicroelectronics S.r.l.	100
Italy – Aosta	DORA S.p.a.	100
Italy – Catania	CO.RI.M.ME.	100
Italy – Naples	STMicroelectronics Services S.r.l.	100
Japan – Tokyo	STMicroelectronics KK	100
Japan – Tokyo	ST-Ericsson KK	50
Korea – Seoul	ST-Ericsson (Korea) Ltd	50
Malaysia – Kuala Lumpur	STMicroelectronics Marketing SDN BHD	100
Malaysia – Muar	STMicroelectronics SDN BHD	100
Malaysia – Muar	ST-Ericsson SDN.BHD	50
Malta – Kirkop	STMicroelectronics (Malta) Ltd	100
Mexico – Guadalajara	STMicroelectronics Marketing, S. de R.L. de C.V.	100
Mexico – Guadalajara	STMicroelectronics Design and Applications, S. de R.L. de C.V.	100
Morocco – Casablanca	STMicroelectronics S.A.S. (Maroc)	100
Morocco – Rabat	Electronic Holding S.A.	100
Morocco – Rabat	ST-Ericsson (Maroc) SAS	50
Norway – Grimstad	ST-Ericsson A.S.	50
Philippines – Calamba	STMicroelectronics, Inc.	100
Philippines – Calamba	ST-Ericsson (Philippines) Inc.	50
Philippines – Calamba	Mountain Drive Property, Inc.	20
Singapore – Ang Mo Kio	STMicroelectronics ASIA PACIFIC Pte Ltd	100
Singapore – Ang Mo Kio	STMicroelectronics Pte Ltd	100
Singapore – Ang Mo Kio	ST-Ericsson Asia Pacific Pte Ltd	50
Spain – Madrid	STMicroelectronics Iberia S.A.	100
Sweden – Kista	STMicroelectronics A.B.	100
Sweden – Kista	STMicroelectronics Wireless A.B.	50
Sweden – Stockholm	ST-Ericsson A.B.	50
Switzerland – Geneva	STMicroelectronics S.A.	100
Switzerland – Geneva	INCARD S.A.	100
Switzerland – Geneva	INCARD Sales and Marketing S.A.	100
Switzerland – Geneva	ST-Ericsson S.A.	50
Switzerland – Zurich	ST-Ericsson Holding AG	50
Taiwan – Taipei	ST-Ericsson (Taiwan) Ltd	50
Thailand – Bangkok	STMicroelectronics (Thailand) Ltd	100
Turkey – Istanbul	STMicroelectronics Elektronik Arastirma ve Gelistirme Anonim Sirketi	50
United Kingdom – Bristol	Inmos Limited	100
United Kingdom – Bristol	ST-Ericsson (UK) Ltd	50
United Kingdom – Marlow	STMicroelectronics Limited	100
United Kingdom – Marlow	STMicroelectronics (Research & Development) Limited	100
United Kingdom – Reading	Synad Technologies Limited	100
United Kingdom – Southampton	NF UK, Ltd	50
United States – Carrollton	STMicroelectronics Inc.	100
United States – Carrollton	ST-Ericsson Inc.	50
United States – Carrollton	Genesis Microchip Inc.	100

		Percentage
		ownership (direct
Legal Seat	Name	or indirect)
United States – Carrollton	Genesis Microchip (Del) Inc.	100
United States – Carrollton	Genesis Microchip LLC	100
United States – Carrollton	Genesis Microchip Limited Partnership	100
United States – Carrollton	Sage Inc.	100
United States – Carrollton	Faroudja Inc.	100
United States – Carrollton	Faroudja Laboratories Inc.	100
United States – Wilmington	STMicroelectronics (North America) Holding, Inc.	100
United States – Wilsonville	The Portland Group, Inc.	100
     The following table lists our principal equity investments and our percentage ownership as of December 31, 2009:

		Percentage
		ownership (direct
Legal Seat	Name	or indirect)
The Netherlands – Rotterdam	Numonyx Holdings B.V.	48.6

Switzerland – Zurich	ST-Ericsson AT Holding AG	49
Singapore – The Curie	Veredus Laboratories Pte Ltd	41.2
South Korea – Yongin-si	ATLab Inc.	8.1
Italy – Caivano	INGAM Srl	20

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